UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2025
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Abacus Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Capital Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Capital Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Capital Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Salary Adjustments

On May 8, 2025, the Compensation Committee (the “Committee”) of the board of directors of Abacus Global Management, Inc. (the “Company”) approved changes to the annual salary of its Chief Executive Officer, Jay Jackson to $500,000, Chief Financial Officer, William McCauley to $450,000, and Presidents, Sean McNealy, Scott Kirby, and Matthew Ganovsky to $350,000, in each case effective immediately.

After review of market compensation of comparable peer companies provided by its hired compensation consultant, the Committee also approved awards to its executive officers of (i) restricted stock units (the “Performance-Based RSUs”) that are both performance-based and time-based and (ii) annual cash bonuses for 2025.

Performance-Based Restricted Stock Units

Each executive officer was awarded Performance-Based RSUs that will vest and be converted to shares of Company common stock based on both 2025 Company performance factors and time.

If the Company achieves 2025 Adjusted Net Income (as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024) of $140 million (the “Stretch Target”), then 100% of the Performance-Based RSUs will be subject to Time Based Vesting (as defined below).

If the Company achieves 2025 Adjusted Net Income of $70 million (the “Target”), then 50% of the Performance Based RSUs granted will be forfeited and the remaining 50% will be subject to Time Based Vesting. Interpolation will be applied if performance is achieved between 0% and 200% of the Target with the Performance Based RSUs that are not forfeited subject to Time Based Vesting.

The following table shows the number of Performance Based RSUs based on reaching the Stretch Target (which is 200% of Target), with 50% of the awarded Performance Based RSUs subject to forfeiture if the 2025 Performance Target is met at 100%.

Executive Officer	Target	Stretch Target
Chief Executive Officer	596,658	1,193,317
Chief Financial Officer	292,362	584,725
President	173,031	346,062

“Time Based Vesting” shall mean: Upon the determination by the Committee as to which percentage of the Target or the Stretch Target has been achieved (the “Determination Date”), the Performance-Based RSUs will vest over a three-year period, with one-third of such award vesting and converted to a like number of shares of Company common stock on each of the first three anniversaries of the Determination Date. Performance Based RSUs that are not forfeited may be subject to accelerated vesting and immediate conversion to Company common stock based on the achievement of certain market capitalization targets.

One Time Equity Bonus
In addition, the Company’s chief executive officer will be entitled to a one-time incentive equity bonus of 2,000,000 shares assuming certain market capitalization targets are met during 2025.

Annual Cash Bonus

•The 2025 annual cash bonus will be tied to the achievement of the same performance criteria as the Performance-Based RSUs as described above and will be payable following the Committee’s determination as to the achievement of such performance. Interpolation will be applied if performance is achieved between the Target and the Stretch Target or below the Target to the Adjusted Net Income realized by the Company in fiscal year 2024.

Executive Officer	Target ($)	Stretch Target ($)
Chief Executive Officer	700,000	1,400,000
Chief Financial Officer	650,000	1,300,000
President	600,000	1,200,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Global Management, Inc.
(Registrant)

Date: May 9, 2025	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer